CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer International Diversified Fund:

We consent to the use of our report dated June 12, 2017, with respect to the financial statements and financial highlights of Oppenheimer International Diversified Fund as of April 30, 2017, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

/s/ KPMG LLP

Denver, Colorado

June 26, 2017